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                                                                      EXHIBIT 12

                       RATIO OF EARNINGS TO FIXED CHARGES


                                                                       YEARS ENDED
                                               ---------------------------------------------------------------------
                                               10/31/1998   10/30/1999     10/28/2000     11/3/2001     11/2/2002
EARNINGS:
        Net Earnings before income taxes           (2,530)         754           (388)        10,431        13,424

        Interest expense                           21,253       26,021         27,028         28,956        35,099
        Interest Capitalized                          826        1,136          1,362          1,550         1,418
                                               --------------------------------------------------------------------
        Total Interest Indebtedness                22,079       27,157         28,390         30,506        36,517

        Rent expense Interest                       3,900        4,407          4,241          3,615         3,112

        EARNINGS AVAILABLE FOR FIXED CHARGES       23,449       32,318         32,243         44,552        53,053


                                                  THREE MONTHS ENDING
                                               -------------------------
                                                  2/2/2002     2/1/2003
EARNINGS:
        Net Earnings before income taxes              (798)      (2,822)

        Interest expense                             9,133       10,288
        Interest Capitalized                           228          288
                                               -------------------------
        Total Interest Indebtedness                  9,361       10,576

        Rent expense Interest                          791          759

        EARNINGS AVAILABLE FOR FIXED CHARGES         9,354        8,513

                                                                YEARS ENDED
                                           --------------------------------------------------------------------
                                           10/31/1998   10/30/1999     10/28/2000     11/3/2001     11/2/2002
FIXED CHARGES:
        Total Interest Indebtedness            22,079       27,157         28,390         30,506      36,517
        Holdings Amortization loan costs            -           22          1,243          1,405       1,565
                                           ------------------------------------------------------------------
        Interest on indebtedness               22,079       27,179         29,633         31,911      38,082

        Rent expense Interest                   3,900        4,407          4,241          3,615       3,112


                                           ------------------------------------------------------------------
        TOTAL FIXED CHARGES                    25,979       31,586         33,874         35,526      41,194


Earnings to Fixed Charges                        0.90         1.02           0.95           1.25        1.29


                                             THREE MONTHS ENDING
                                           ---------------------------
                                               2/2/2002     2/1/2003
FIXED CHARGES:
        Total Interest Indebtedness                9,361       10,576
        Holdings Amortization loan costs             453          430
                                             -------------------------
        Interest on indebtedness                   9,814       11,006

        Rent expense Interest                        791          759


                                             -------------------------
        TOTAL FIXED CHARGES                       10,605       11,765


Earnings to Fixed Charges                           0.88         0.72